Exhibit 10.8

WAIVER AND CONSENT

_______________ (“Employee”) and Hecla Mining Company (the “Company”) are parties to that certain Employment Agreement dated ____________ (the “Employment Agreement”); and

WHEREAS, among other things, the Employment Agreement provides that the Effective Date occurs upon a Change of Control (as defined therein); and

WHEREAS, the Company intends to create a holding company structure pursuant to the provisions of Section 251(g) of the Delaware Corporation Law; and

WHEREAS, the Employment Agreement may become applicable to successors or assigns of the Company pursuant to the terms thereof; and

WHEREAS, the company which will become the parent corporation of the Company pursuant to the formation of the holding company structure has agreed to assume and perform the Company’s obligations under the Employment Agreement after the consummation of the holding company transaction; and

WHEREAS, the parties to the Employment Agreement wish there to be no confusion or ambiguity as to the consequences of the holding company transaction and the succession of the parent corporation to the obligations of the Company thereunder;

NOW THEREFORE, the parties to the Employment Agreement acknowledge and agree that the creation of a holding company structure was not intended to be a Change of Control within the meaning of the Employment Agreement and that the correct interpretation of the language of the Employment Agreement is that such creation of a holding company structure and the consequences thereof do not constitute a Change of Control within the meaning of the Employment Agreement, and that the Effective Date will not occur by reason thereof; and

Furthermore, Employee consents to the assignment of the Employment Agreement by the Company to the parent corporation of the Company following the consummation of the holding company transaction pursuant to Section 251(g) of the Delaware Corporation Law (currently named Hecla Holdings Inc., but to be renamed Hecla Mining Company upon the consummation of the Section 251(g) transaction).

DATED this 8th day of November 2006.

EXECUTIVE	HECLA MINING COMPANY

___________________________	By: _____________________________
Name:	Name:
Title:	Title: